Exhibit 99.1

Rayonier Advanced Materials to Acquire Tembec, Creating a Diversified Global

Leader in High Purity Cellulose, Packaging, Paper, High-Yield Pulp and

Forest Products

•	Immediately accretive to Rayonier Advanced Materials while delivering a significant premium at C$4.05 per share to Tembec shareholders

•	Combined company approximately US$2 billion in revenue and US$400 million in EBITDA including full synergies

•	Company to benefit from enhanced scale and projected combined cost synergies of US$50 million, to be achieved over 3 years

•	Complementary products, operations and geographies create earnings stability and growth opportunities

•	Rayonier Advanced Materials to continue all Tembec operations and maintain a strong presence in Québec, Ontario, and France

•	Tembec operations complement Rayonier Advanced Materials world-class facilities in Georgia and Florida

•	Canadian headquarters to remain in Montreal, Québec with the corporate headquarters in Jacksonville, Florida

•	Rayonier Advanced Materials confirms commitment to previously announced investment plans for Québec and Ontario

•	Transaction unanimously approved by each company’s Board of Directors

JACKSONVILLE, Florida and MONTREAL, Québec—May 25, 2017—Rayonier Advanced Materials Inc. (NYSE:RYAM) and Tembec Inc. (TSX: TMB) today announced a definitive agreement under which Rayonier Advanced Materials will acquire Tembec, providing the combined company with leading and complementary positions in key high purity cellulose end-uses and diversified earning streams from packaging, paper, high-yield pulp and forest products businesses. With its expanded geographic reach, enhanced R&D capabilities and broader, more flexible asset base, the combined company will offer customers exceptional product breadth across the spectrum of high purity cellulose products and create additional growth opportunities in packaging and forest products.

The transaction received the unanimous approval of the Boards of Directors of both companies.

Tembec shareholders will have the right to elect to receive either (i) C$4.05 in cash or (ii) 0.2302 of a share of Rayonier Advanced Materials common stock, for each Tembec common share. These elections are subject to proration to ensure that no more than 63% of the aggregate Tembec shares shall receive the cash consideration and no more than 37% will receive the stock consideration.

The purchase price of approximately US$807 million, including the assumption of US$487 million of debt net of cash, represents a multiple of 4.6 times LTM pro forma EBITDA after expected synergies or 6.3 times before synergies. For Tembec shareholders, the purchase price per share represents a 37% premium to its closing price on May 24, 2017.

Maintaining Tembec’s operations and jobs in Canada and France

The Company expects to retain Canadian headquarters in Montreal, Québec and a presence in Ontario, and continue all Tembec operations. The Company will also proceed with Tembec’s recently announced four-year investment plan for its Québec facilities and make additional investments in other key facilities and operations to further enhance the Company’s growth potential and competitiveness.

Transaction serves the best interests of both companies

For Tembec, the transaction will:

•	Establish Tembec as part of a larger, more competitive organization with the resources to invest in its growth and a commitment to continue all operations and maintain a strong presence in Québec, Ontario, and France.

•	Create compelling value for shareholders, including an attractive premium to market with immediate cash and the ability to participate in the combined company’s future growth, and significant liquidity through share ownership in a broadly traded public company.

For Rayonier Advanced Materials, the combination will:

•	Position Rayonier Advanced Materials as a stronger, more balanced company with a further diversified customer and operational base.

•	Be immediately accretive to earnings and shareholder value.

•	Benefit from enhanced economies of scale, and create projected combined cost synergies of US$50 million.

•	Establish a global manufacturing footprint to enhance its competitiveness in international markets, and expand its pipeline of innovative products through R&D facilities in the U.S. and France.

Stronger, more diversified global leader

“This transaction advances our growth objective to pursue strategic acquisitions where we can leverage our core competencies to provide significant long-term shareholder return.” said Paul Boynton, Chairman, President and Chief Executive Officer of Rayonier Advanced Materials. “By joining forces, we are diversifying our product offering in high purity cellulose and expanding into the adjacent packaging and forest products markets with significant scale. With pro forma revenue of US$2 billion, the combined company will be poised to compete effectively in any market, benefit from greater product and geographic diversity, and provide an attractive value proposition for our shareholders.”

Mr. Boynton added, “Following the transaction, our solid capital structure will enable us to make high-return investments to support the growth of Tembec’s attractive businesses and product development capabilities to better serve customers. We look forward to working with Tembec’s exceptional team, unions and other stakeholders to realize the abundant opportunities ahead.”

An ideal partner, committed to Tembec’s people and operations

James Lopez, President and Chief Executive Officer of Tembec, said, “Rayonier Advanced Materials is the ideal partner for us, given the complementary nature of our products, expertise, and resources. They are committed to our operations and employees in Canada and France and—above all—to the values we share. This combination will enable us to sustainably grow our business for the benefit of our customers, employees and communities. We are pleased that our shareholders will be able to participate in the company’s future success through an ongoing equity ownership.”

Financing

Rayonier Advanced Materials intends to finance the cash portion of the transaction with a combination of cash on hand and committed bank financing.

Structure, Timing and Approvals of Transaction

The transaction will be carried out by way of a court-approved plan of arrangement and will require the approval of at least 66 2/3% of the votes cast by Tembec shareholders. Fairfax Financial, a 19.99% shareholder of Tembec, has advised that it is supportive of the transaction. Tembec’s Board of Directors after receiving the fairness opinions of Scotia Capital and National Bank Financial, legal and financial advice and the recommendation of the special committee of its Board of Directors, unanimously recommends that shareholders vote in favor of the transaction at the special meeting of shareholders to be held in July 2017. The transaction agreement contains a non-solicitation covenant on the part of Tembec, subject to the customary “fiduciary out” provisions. The transaction does not require the approval of Rayonier Advanced Materials shareholders.

In addition to Tembec shareholder and court approvals, the transaction is also subject to other conditions and receipt of other approvals, including receipt of regulatory approvals. Subject to obtaining the required approvals, the transaction is expected to be completed in the second half of 2017.

Further information regarding the transaction will be mailed to Tembec shareholders in advance of the special meeting. Copies of the arrangement agreement, the material change report and the information circular will be available online on www.sedar.com.

Fairness Opinions

Tembec retained Scotia Capital as a financial advisor and the special committee of the Tembec Board of Directors retained National Bank Financial to provide an opinion on a non-contingent fixed fee basis. Scotia Capital and National Bank Financial each provided an opinion that, as of May 24, 2017, subject to the assumptions, limitations and qualifications contained therein, the consideration to be received by the shareholders pursuant to the transaction is fair to such shareholders from a financial point of view. The fairness opinions will be included in the management information circular to be filed and mailed to Tembec shareholders in connection with the approval of the transaction at the special meeting.

Advisors

For Rayonier Advanced Materials, BofA Merrill Lynch is serving as financial advisor and Wachtell, Lipton, Rosen & Katz, McCarthy Tétrault LLP and Hogan Lovells US LLP are serving as legal counsel.

For Tembec, Scotia Capital is serving as financial advisor to the company and National Bank Financial is serving as financial advisor, on a non-contingent fixed-fee basis to the Tembec Board of Directors and Stikeman Elliott LLP, Cahill Gordon & Reindel LLP, Dechert LLP and Slaughter and May are serving as legal counsel.

Conference Call

Rayonier Advanced Materials and Tembec will host a joint conference call with the investment community on Thursday, May 25, 2017 at 9:00 a.m. EST to discuss the transaction. Access to the live audio webcast will be available at www.rayonieram.com. Investors may listen to the conference call by dialing 877-407-8293, no passcode required. For international parties, dial 201-689-8349. The replay of the teleconference will be available one hour after the call ends until 6:00 p.m. EST on Thursday, June 8, 2017. The replay dial-in number within the U.S. is 877-660-6853, international is 201-612-7415, Conference ID: 13663308.

Press Meeting

Paul Boynton of Rayonier Advanced Materials and James Lopez of Tembec will be holding a joint press meeting in Montreal on Thursday, May 25, 2017 at 10:00 a.m. EST at 4 Place Ville-Marie, suite 100.

Regional media who wish to attend this press conference will have access to a simultaneous web broadcast on the internet. Beforehand, they will have to contact Anik Le Marquand at 514-843-2342 who will explain the procedure for virtual access to the press conference.

About Rayonier Advanced Materials

Rayonier Advanced Materials is a leading global supplier of high purity cellulose, a natural polymer commonly found in cell phones, computer screens, filters and pharmaceuticals. The company engineers dozens of customized products at its plants in Florida and Georgia, delivering unique properties, unparalleled consistency and exceptional quality. Rayonier Advanced Materials’ facilities can produce approximately 485,000 tons of high purity cellulose and 245,000 tons of commodity products. With approximately 1,200 employees and revenues of US$870 million, Rayonier Advanced Materials is routinely ranked among the nation’s top 50 exporters, shipping products to five continents, 35 countries and 80 ports around the world. More information is available at www.rayoineram.com

About Tembec

Tembec is a manufacturer of forest products – lumber, paper, pulp, and high purity cellulose – and a global leader in sustainable forest management practices. Principal operations are in Canada and France. Tembec has approximately 3,000 employees and annual sales of approximately C$1.5 billion. Tembec is listed on the Toronto Stock Exchange (TMB). More information is available at www.tembec.com

Forward-Looking Statements

This document contains statements that are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: the timing of the closing of the transaction; whether a transaction will be consummated at all and the ability to obtain required regulatory approvals and satisfy the other conditions to closing the transaction; the expected benefits of the transaction and whether such benefits will be achieved on a timely basis or at all; our ability to successfully integrate acquired businesses; prolonged weakness in general economic conditions; unfavorable weather conditions or natural disasters; our reliance on government permits or approvals; risks related to federal, state, local and foreign government laws, rules and regulations; risks related to our reliance on information technology; manufacturing issues that may arise; adverse consequences of current or future legal claims; our ability to hire and retain a sufficient seasonal workforce; risks related to our workforce, including increased labor costs; loss of key personnel; fluctuations in foreign currency exchange rates; impairments or write downs of our assets; changes in accounting estimates and judgments, accounting principles, policies or guidelines; a materially adverse change in our financial condition; and other risks detailed in Rayonier Advanced Material’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section of Rayonier Advanced Materials’ Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in Tembec’s filings with the Canadian Securities Administrators, including the “Risk Factors” section of Tembec’s Annual Information Form for the fiscal year ended September 30, 2016. All forward-looking statements attributable to us or any persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. All forward-looking statements in this document are made as of the date hereof and we do not undertake any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information

Further information regarding the transaction will be contained in an information circular that Tembec will prepare and mail to its stockholders in connection with the special meeting of the Tembec shareholders. Investors and security holders are urged to read the information circular once it becomes available, as it will contain important information concerning the proposed transaction. Investors and security holders may obtain a copy of the arrangement agreement, information circular and other meeting materials when they become available at www.sec.gov and www.sedar.com. This document is for informational purposes only. It does not constitute an offer to purchase shares of Rayonier Advanced Materials or Tembec or a solicitation or recommendation statement under the rules and regulations of the Canadian securities regulators, the U.S. Securities and Exchange Commission or other applicable laws.

Contacts

Rayonier Advanced Materials

U.S. Media

Dawn Dover

212-521-4817

dawn.dover@kekst.com

Canadian Media

Anik Le Marquand

514-843-2342

alemarquand@national.ca

Investors

Mickey Walsh

904-357-9162

mickey.walsh@rayonieram.com

Tembec

Media

Linda Coates

416-775-2819

linda.coates@tembec.com

Investors

Michel Dumas

819-627-4268

michel.dumas@tembec.com